Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, THAT: each of the undersigned officers and directors of The Progressive Corporation, an Ohio corporation (the “Company”), has made, constituted and appointed, and by this instrument do, and each does, make, constitute and appoint, Jeffrey W. Basch, David M. Coffey, John P. Sauerland, Susan Patricia Griffith, Suzanne K. Hanselman, Daniel P. Mascaro, John J. Harrington, Patrick S. Brennan, and Laurie F. Humphrey, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to affix for him or her and in his or her name, place and stead, in any and all capacities, as attorney-in-fact and agent, his or her signature to a Registration Statement on Form S-3 or other form in order to register under the Securities Act of 1933, as amended, debt securities of the Company, and to any and all amendments, post-effective amendments, supplements and exhibits to such Registration Statement, and to any and all applications, instruments and/or other documents pertaining thereto, giving and granting to each such attorney-in-fact and agent full power and authority to do and perform any and all acts and things whatsoever necessary or appropriate to be done in and about the premises, as fully for all intents and purposes as he or she might or could do if personally present, and hereby ratifying and confirming all that each such attorney-in-fact and agent, or any such substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the undersigned, in the capacities indicated, on the 2nd day of April, 2017.

/s/ Susan Patricia Griffith
Susan Patricia Griffith	Roger N. Farah
Director, President and Chief Executive	Director
Officer

/s/ John P. Sauerland	/s/ Lawton W. Fitt
John P. Sauerland	Lawton W. Fitt
Vice President and Chief Financial Officer	Director

/s/ Jeffrey W. Basch	/s/ Jeffrey D. Kelly
Jeffrey W. Basch	Jeffrey D. Kelly
Vice President and Chief Accounting Officer	Director

/s/ Glenn M. Renwick	/s/ Patrick H. Nettles, Ph.D.
Glenn M. Renwick	Patrick H. Nettles, Ph.D.
Director and Executive Chairman of the Board	Director

Stuart B. Burgdoerfer	Bradley T. Sheares, Ph.D.
Director

/s/ Charles A. Davis	/s/ Barbara R. Snyder
Charles A. Davis	Barbara R. Snyder
Director	Director